                                                                    EXHIBIT 4.17

                               SERVICES AGREEMENT

                                     between

Fernando Rodes Vila
42, Bolton Gardens
London SW5
UNITED KINGDOM

(hereinafter referred to as "the Manager") on the one part,

                                       and

INTERMEDIA MANAGEMENT SERVICES, A.G.
Ackerstrasse, 44
8055 Zurich
SWITZERLAND

(hereinafter referred to as "the Company") on the other part.


                             **********************

WHEREAS "the Company" is engaged in the efficient centralisation, administration and furnishing of global intra-group services in the media business among associated enterprises.

WHEREAS "the Company", with its purpose of centralisation, administration and subsequent furnishing, is in need of services related to advertising planning and media strategies, particularly in the fields of commercial relations and general management.

WHEREAS "the Manager" has considerable expertise in the aforementioned areas.

WHEREAS "the Company" cannot obtain from other sources, at a comparable cost, such services.

WHEREAS "the Manager" is willing to provide such services to "the Company" on the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties hereto agree as follows:


ARTICLE 1. PURPOSE

During the terms of this agreement and effective as from January 1/st/ 2001, "the Manager" shall provide "the Company" with advice and services, as requested when needed by "the Company", in the fields of commercial relations and general management.

This agreement comprises, retroactively, the services which have been rendered by "the Manager" during year 2001, together with other independent consultants, to common clients. It was agreed with those other consultants that those services should be considered as services commonly rendered by them, and the income proceeds obtained should be attributed to the new company which should be created by the year end ("the Company"). It was also agreed to attend to year end with the purpose of regularising the common accounts of the consultants and proceed to distribute the income among the consultants considered; being "the Manager" one of them.

A board resolution of "the Company" will be taken in due course in order to have assumed all rights and obligations in respect of the services rendered in the name of "the Company" by "the Manager" together with other independent consultants to certain common clients before the registration of "the Company" in the commercial register of the canton of Zurich by "the Company".


ARTICLE 2. SERVICES INCLUDED

Following the previous article, the parties agree to understand included in such definition the services expressed below, on an exemplary and non-exhaustive basis.

..    Commercial activity

"The Manager" will furnish "the Company" with services related to his expertise in monitoring commercial relations, with the clients of any of the companies of which group "the Company" belongs to (hereinafter referred to as "the Group").

This will include the possibility of signing up with new Clients or extending the present relationships with already existing Clients in any territory, except the United Kingdom.

For this purpose "the Manager", at request of "the Company" may have to take part in any "PITCH" organised by any existing or potential Client where any of the companies of "the Group" may have opportunities of success.

Additionally, "the Manager" may have to lead specific campaigns for any possible Advertiser in any country, except the United Kingdom.

..    Management and other related services.

"The Manager" may be required to furnish the following services "the Group" companies: accounting management, preparation of budgets, expense control, financial analysis, negotiation with banks, internal audit, and related legal/tax advise.

"The Manager" will also render services such as co-ordination og general meetings, manager meetings, etc.

To adequately render any of the services included in this Article, "the Manager" will be in position to travel, maintain conference calls and assist to meetings wherever the service requires so. It is understood that "the Manager" will travel in "First Class" and to top quality hotels and that all of those expenses will be reimbursed to him at presentation of the corresponding relevant document or voucher.


ARTICLE 3. SERVICE PERFORMANCE

Upon request of "the Company" "the Manager" will render its services following the instructions duly given by "the Company".

Once the service has been rendered, "the Manager" will issue a description of the activities performed that must include, at least, the following circumstances:

(i)   Name of the company or companies taking advantage of each service.
(ii)  Starting Date and Ending date of the service rendered.
(iii) Place or places where the service has been effectively rendered.
(iv) Description of the service rendered; specifying, at least, the following: explanation of the tasks performed; description of the meetings or conference calls held; identification of the speaking partners; justification of the places visited, etc.
(v)   Explanation of the result obtained or expected from such services.
(vi) Statement of the time spent on an hourly basis and justification of any success fee that "the Manager" may deem accrued according to the result obtained.
(vii) Justification of any expenses that should be reimbursed (travel expenses, hotels, car rental, etc.).

With this purpose, a specific form as shown in Annex 1 ("Working Sheet Form") shall be completed by "the Manager".


ARTICLE 4. CONSIDERATION

"The Company" shall pay to "the Manager" a remuneration calculated on a fair market value basis. For this purpose, the calculation must be done considering the time spent by "the Manager" in rendering each and all of the services performed, and calculated on an hourly fee of Euro 600.

The hourly fee ratio will be reviewed annually, being "the Company" duly informed.

However, should any successful result may have derived from a specific service rendered, "The Manager" may be entitled to an additional success fee commonly agreed among both parties in advance.


ARTICLE 5. PAYMENT

Upon receipt of the Working Sheet Form, the company must inform "the Manager" on its approval. "The Manager" shall then, subsequently, issue the correspondent invoice. Invoices are payable net within thirty (30) days from the invoice date. The amounts due are charged and paid in Euro to the account designated by "the Manager".

The specific expenses incurred by "the Manager", necessary or advisable to carry out the work properly (such as, without limitation, travel, fax, telephone and courier) shall be billed to "the Company".


ARTICLE 6. TERMS AND TERMINATION

Either party shall have the right to terminate this agreement at any time. If termination is effected at an improper time, however, the party terminating is liable to the other party for any damages caused.

The termination of this agreement shall not operate to release any party from any liability incurred prior to or upon termination hereof.


ARTICLE 7. NON EXCLUSIVENESS

"The Manager" can render the same or similar services to another client, including the media sector, irrespectively of its geographical situation.


ARTICLE 8. GOVERNING LAW AND JURISDICTION

This agreement will be executed by the parties in good faith. This agreement shall be construed in accordance with and governed by the laws of Switzerland.

Any disputes arising out of or in connection with this agreement shall be subject to the jurisdiction of the ordinary courts of the canton of Zurich, Switzerland. Prior to filing a law suit, reasonable efforts to reach an amicable settlement shall be undertaken by both parties.

IN WITNESS WHEREOF, the parties have executed this agreement this 27/th/ February 2002.

The Manager                                                          The Company

Fernando Rodes Vila                            Intermedia Management Services AG
    /s/                                         /s/


Official Certification
----------------------

Seen for authentication of the above signature, acknowledged in our presence by

Mr. Dr. Nico H. Burkl, Swiss citizen of Biberist, according to his information
---------------------
residing in Erlenbach, Switzerland, (who is personally known to us),

who, according to the extract shown to us from the Commercial Register dated April 15, 2002, is entered in the Commercial Register of Zurich as member of the board of directors with individually signature for the

Intermedia Management Services AG (Intermedia Management Services Ltd.), having
-----------------------------------------------------------------------
its registered domicile in Zurich, Switzerland.

Zurich 8, April 16, 2002/ih

B No. 1194-97                                           NOTARIAT RIESBACH-ZURICH
Fee: Fr. 30.--

                                                          /s/

                                                       Max Rieser, Notary public

                                     ANNEX 1

                               Working Sheet Form

Professional:

Date:

--------------------------------------------------------------------------------
Name of the company:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Starting Date:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Ending Date:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Place where the service has been
rendered:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description of the service
rendered:




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Explanation of the result
obtained or expected:





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Statement of the time spend on an
hourly basis and justification of
any success fee that "the Manager"
may deem accrued according to the
result obtained.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Justification of any expenses that
should be reimbursed (travel
expenses, hotels, car rental, etc.)


--------------------------------------------------------------------------------